UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2018

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On April 18, 2018, A. Schulman, Inc. (“A. Schulman”) issued a press release announcing that it had established a record date of May 7, 2018, and a meeting date of June 14, 2018, for a special meeting of its stockholders to, among other things, consider and vote on a proposal to adopt the previously announced Agreement and Plan of Merger with LyondellBasell Industries N.V. and LYB Americas Holdco Inc., a wholly owned subsidiary of LyondellBasell, under which LyondellBasell will acquire A. Schulman.
A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements And Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of A. Schulman, Inc., dated April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean R. Horton
Andrean R. Horton, Executive Vice President & Chief Legal Officer

Date: April 18, 2018